UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2008

PETROHUNTER ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-51152 (Commission File Number)	98-0431245 (IRS Employer Identification No.)

1600 Stout Street, Suite 2000, Denver, Colorado 80202
(Address of principal executive offices)            (Zip Code)

(303) 572-8900
Registrant’s telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On May 30, 2008, the registrant and its wholly-owned subsidiary (collectively “PetroHunter”) completed the sale of PetroHunter’s working interest in its Southern Piceance properties in Garfield County, Colorado, to Laramie Energy II, LLC.  The purchase price was $21 million before various adjustments for title defects, holdbacks and other matters in accordance with the purchase and sale agreement.  The proceeds of the sale will be used to pay PetroHunter’s creditors and for working capital.

The properties covered by the sale consist of approximately 625 net acres, including 16 wells which have been drilled, but not completed or connected to a pipeline.  An additional 434 net acres may be included in the sale in a subsequent closing between the parties if PetroHunter and a third party lessor are able to enter into an amended lease.  PetroHunter retains all of its interest in eight producing wells in Garfield County, which are operated by EnCana Oil & Gas (USA), Inc.

Item 3.02             Unregistered Sales of Equity Securities

As of May 30, 2008, PetroHunter issued certain of its creditors shares of its common stock as payment of amounts owed to them.  A total of 16,629,219 shares were issued as payment of $3,325,842 to 15 creditors, all of which were accredited investors, pursuant to the exemption from registration contained in Rule 506 of Regulation D.  In addition, PetroHunter issued a total of 2,037,890 shares as finders’ fees valued at $366,820 to two entities, both of which were accredited investors, pursuant to Rule 506 of Regulation D.

Item 9.01             Financial Statements and Exhibits

Regulation S-K Number	Document

10.1	Purchase and Sale Agreement between PetroHunter Energy Corporation and PetroHunter Operating Company as Seller and Laramie Energy II, LLC as Buyer Dated Effective April 1, 2008

10.2	Amendment to Purchase and Sale Agreement between PetroHunter Energy Corporation and PetroHunter Operating Company as Seller and Laramie Energy II, LLC as Buyer Dated May 23, 2008

99.1	News release dated May 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHUNTER ENERGY CORPORATION
June 5, 2008	By: /s/ Kyle L. WhiteJohnson Kyle L. WhiteJohnson, Vice President of Administration

EXHIBIT INDEX

Regulation S-K Number	Document

10.1	Purchase and Sale Agreement between PetroHunter Energy Corporation and PetroHunter Operating Company as Seller and Laramie Energy II, LLC as Buyer Dated Effective April 1, 2008

10.2	Amendment to Purchase and Sale Agreement between PetroHunter Energy Corporation and PetroHunter Operating Company as Seller and Laramie Energy II, LLC as Buyer Dated May 23, 2008

99.1	News release dated May 30, 2008